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                                EXHIBIT 10(d)

                              EMPLOYMENT AGREEMENT


     This agreement is made as of January 1, 2001, at Columbus, Ohio, between Pinnacle Data Systems, Inc., an Ohio corporation (the "Company"), and John D. Bair (the "Employee"), who hereby agree as follows:

     (S)1.  Employment.  The Company hereby renews and continues the Employee's
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employment, and the Employee hereby accepts such employment renewal and continuation by the Company, on the terms and subject to the conditions set forth in this agreement.

     (S)2.  Term of Employment.  The term of the Employee's employment as
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renewed pursuant to this agreement shall begin as of the date of this agreement and shall terminate, unless sooner terminated in accordance with the provisions of (S)6, below, on August 31, 2003. The term of the Employee's employment under this agreement shall be automatically renewed upon the same terms and conditions contained in this agreement, or upon such other terms and conditions to which the parties mutually agree in writing, for successive one-year periods, commencing on the day following the termination date of the immediately preceding term or renewal term and terminating, unless sooner terminated in accordance with the provisions of (S)6, below, on the first anniversary thereof, unless either party gives notice of non-renewal not less than 90 days prior to the end of the employment term in effect.

     (S)3.  Services.  The Employee shall continue to act as the Chief Executive
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Officer and President of the Company. As such, the Employee shall continue performing substantially the same duties as the Employee has performed for the Company in the past and he shall be responsible for establishing and supervising the implementation of the business policies and operating programs, budgets, procedures, and directions of the Company (reporting only to the Board of Directors of the Company); monitoring and evaluating the effectiveness of the management of the Company; implementing strategic plans for the Company; presiding at all meetings of the shareholders and the Board of Directors of the Company; and performing such other services as may be reasonably assigned to him from time to time by the Board of Directors. The Employee shall devote his best efforts and full business time, attention, energy, and skill to the Company's business and to the performance of his duties hereunder and he shall have such authority to act on behalf of the Company as is necessary to carry out the foregoing duties and which is ordinarily incident to the office of Chief Executive Officer and President.

     (S)4.  Compensation.  During the term of his employment pursuant to this
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agreement, the Employee shall be entitled to receive the following compensation:

          (a) Salary.  An annual base salary of $185,000 (or any higher amount
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     determined by the Board or the Compensation Committee).

          (b) Bonus.  An incentive cash bonus equal to a percentage of the pre-
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     tax net income of the Company (or based upon other factors deemed appropriate by the Board or the Compensation Committee) for each fiscal year ending during the term of employment under this agreement (calculated prior to deduction of the bonus). The bonus percentage

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     or other factors for each year will be determined by the Board or the
     Compensation Committee no later than the February board meeting for that year.

  The base salary will be payable in accordance with the Company's general policies for payment of compensation to salaried personnel. The bonus will be payable after the end of each fiscal year of the Company as soon as practical after the Company's independent auditors have completed the year end audit of the Company's financial statements for such year.

  (S)5.  Fringe Benefits.  During the term of employment pursuant to this
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agreement, the Employee shall be entitled to the following fringe benefits:

          (a) Vacation.  The number of weeks of paid vacation each year to which
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     the Employee is entitled under the Company's vacation policy.  Three weeks of vacation shall be mandatory. At the Employee's option, he may not take any of the remaining week(s) of vacation and instead be paid an additional amount equal to his base salary for such week(s).

          (b) Stock Options.  Stock options in such quantities and at such
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     exercise prices as shall be established by the Board of Directors or an option committee. The options shall be granted pursuant to and be subject to the terms of the Pinnacle Data Systems, Inc. 1995 Stock Option Plan, as amended, or any subsequent plan adopted by the Company.

          (c) Life Insurance.  Payment of life insurance premiums on a $500,000
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     face amount whole life insurance policy the Employee has with State Farm insuring the life of the Employee, with the beneficiaries to be designated by the Employee.

          (d) Disability Payments.  If at any time during the term of employment
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     the Employee shall be unable to perform his duties hereunder due to a disability, the Employee shall nonetheless be entitled to receive, for a period not to exceed one year from the date of commencement of such disability, any compensation the Employee would otherwise be entitled to pursuant to (S)4(a), above, during the period of such disability, provided, however, that his "disability" be documented by a competent medical doctor selected to examine the Employee at the request of the disinterested Board of Directors, which examination expense shall be borne by the Company. In the event said disability shall continue for a period greater than one year, the Employee shall no longer be entitled to receive any compensation during the remaining period of such disability. In the event the Employee is entitled during this one year period to payments under any disability policy, the Company's obligation shall only be to supplement such payment to bring the total amount he receives up to the amount of his base compensation pursuant to (S)4(a).

          (e) Executive Development.  The Employee shall be required to attend a
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     personal executive development or experiential learning seminar of his choice for up to three days during each year of the employment term, with spousal accommodations.

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          (f) Membership.  The Employee will receive a membership in TEC (The
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     Executive Committee).

          (g) Technical Development.  The Employee shall be entitled to attend a
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     technical development seminar or training of his choice for up to three days during each year of the employment term.

          (h) Estate Planning.  The Company shall reimburse the Employee for
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     expenses incurred for estate planning conducted with respect to his personal estate, provided that this shall be limited to one estate plan during the employment term.

          (i) Other Fringe Benefits.  The Employee shall be entitled to such
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     other fringe benefits and perquisites as may be provided generally for the
     Company's executive management pursuant to policies established or changed from time to time by the Board.

     (S)6.  Termination of Employment.  The Employee's employment under this
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agreement may be terminated:

          (a) By the Employee within six months after a Change in Control of the Company (as defined below); provided that after such Change in Control of the Company, the Employee's base salary or other benefits have been reduced or the Employee's authority or responsibilities have been significantly reduced. If the Employee terminates his employment pursuant to this provision, he shall be entitled to receive his salary and benefits to the date of termination, any bonus for such year to which he would otherwise be entitled, prorated for the portion of the year during which the Employee was employed, and a payment from the Company, in a lump sum, in an amount equal to one year's base salary.

          (b) By the Company immediately upon the occurrence of cause (as defined below) or at any time thereafter. For purposes of this agreement, "cause" shall mean the Employee's failure to operate the Company's business in accordance with the policies, programs, budgets, procedures, and directions established from time to time by the Board, the Employee's failure fully to perform and observe all obligations and conditions to be performed and observed by the Employee under this agreement, or the Employee's dishonesty, conviction of a crime (other than minor traffic offenses), habitual drunkenness, using illegal drugs, embezzlement, conflict of interest, willful insubordination, or neglect of duty. If the Company terminates the Employee's employment pursuant to this provision, he shall be entitled to receive only his base salary through the date of termination.

          (c) By the Company with or without cause upon giving not less than 60 days advance written notice prior to the date of termination. If the Company terminates the Employee's employment pursuant to this provision, he shall be entitled to receive his salary to the date of termination, any bonus for such year to which he would otherwise be entitled, prorated for the portion of the year during which the Employee was employed,

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     and a payment from the Company, in a lump sum, in an amount equal to one year's base salary.

          (d) By the Company if the Employee is under a long-term disability, at which time the Employee will receive any amounts due to him under a long-term disability policy of the Company and due to him pursuant to (S)5(d). For purposes of this agreement, the term "long-term disability" shall have the same meaning as long-term disability or other similar term used in any long-term or permanent disability policy provided by the Company and covering the Employee. In the event there is no long-term or permanent disability policy in effect covering the Employee, the term "long-term disability" shall mean that because of physical or mental incapacity, the Employee has not performed his duties under this agreement for 60 days or longer and it is probable, in the opinion of a licensed physician selected by the Company, that the Employee will not be able to engage actively in his employment by the Company for an additional period of 90 days or longer.

          For purposes of this agreement, a Change in Control shall be deemed to occur:

               (i) When any "person" as defined in (S)3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in (S)(S)13(d) and 14(d) thereof, including a "group" as defined in (S)13(d) of the Exchange Act, but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

               (ii) When, during any period of 24 consecutive months during the existence of this agreement, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this paragraph; or

               (iii) Upon the occurrence of a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary through purchase of assets, by merger, or otherwise.

     (S)9.  Noncompetition; Nondisclosure; Ownership of Developments.  In
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consideration of the substantial increase in base salary and other benefits provided to the Employee, the Company and the Employee agree as follows:

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          (a) During the term of the Employee's employment by the Company, pursuant to this agreement or otherwise, and for a period of three years immediately after termination of such employment, the Employee shall not directly or indirectly:

               (i) Engage in or participate in any business similar to the business of the Company within the United States and within any other country in which the Company has engaged in business during the term of the Employee's employment by the Company; or

               (ii) Sell or perform the same or similar services or products as then provided by the Company to, or solicit, any of the Company's present customers or accounts or persons or businesses which were customers or accounts within three years preceding the Employee's termination of employment with the Company; or

               (iii) Promote or assist, financially or otherwise, any person, firm, association, corporation, or other entity which directly or indirectly competes with the Company; or

               (iv) Otherwise enter into or engage in any business which directly or indirectly competes with the business carried on by the Company.

          (b) The Employee shall not at any time, either during the term of his employment with the Company or after the termination of such employment for whatever reason:

               (i) Disclose to anyone (except to the extent necessary as a benefit to the Company in the performance of his duties) any trade secrets or confidential information (as defined below):

               (ii) Solicit any of the Company's employees to leave the employ of the Company; or

               (iii) Seek to employ any of the Company's employees (other than on behalf of the Company).

          (c) All inventions, discoveries, concepts, improvements, formulas, processes, devices, methods, innovations, designs, ideas, and product developments (collectively, the "Developments") developed or conceived by the Employee, solely or jointly with others, whether or not patentable or copyrightable, at any time during the term of his employment with the Company or within one year after the termination of such employment for any reason, whether or not during normal working hours, and which relate in any way to the actual or planned business activities of the Company shall be considered to be developed or conceived by the Employee on behalf of the Company within the scope of his employment, and all of the Employee's right, title, and interest

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     therein shall be the exclusive property of the Company. The Employee hereby assigns, transfers, and conveys to the Company all of his right, title, and interest in and to any and all such Developments. Employee shall disclose fully, as soon as practicable and in writing, all Developments to the Board. At any time and from time to time, upon the request of the Company, the Employee shall execute and deliver to the Company any and all instruments, documents, and papers, give evidence, and do any and all other acts which, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for, and to acquire, maintain, and enforce, any and all patents, trademark registrations, or copyrights under United States or foreign law with respect to any such Developments or to obtain any validation, reissuance, continuance, or renewal of any such patent, trademark, or copyright. The Company will be responsible for the preparation of any such instruments, documents, and papers and for the prosecution of any such proceedings and will reimburse the Employee for all reasonable expenses the Employee incurs upon authorization of the Board.

          (d) The Employee understands that this section is an essential element of this agreement and that the Company would not have entered into this agreement without this section being included in it. The Employee has consulted with his legal counsel and has been fully advised concerning the reasonableness and propriety of this section in the specific context of the operations and business of the Company, and the Employee acknowledges that this section is reasonable and appropriate in all respects. In the event of any violation or attempted violation of this section, Employee specifically acknowledges and agrees that the Company's remedy at law will be inadequate, that the Company, its business, and business relationships will suffer irreparable injury and, therefore, that the Company shall be entitled to injunctive relief upon such breach in addition to any other remedy to which it may be entitled, either at law or in equity, without the necessity of proof of actual damage.

          (e) As used in this agreement, the terms "trade secrets" and "confidential information" shall mean any information which is not generally known to the public, and include without limitation any information relating to the Company's business operations and structure, sales methods, practices and techniques, technical know-how, Developments, advertising, marketing methods and practices, and the Company's relationships with suppliers, employees, or other persons or entities doing business with the Company.

          (f) For purposes of this agreement, "directly or indirectly" shall mean and include participation for the Employee's own account or as an owner, shareholder, member, partner, director, officer, employee, creditor, or agent of any other person or organization or through the Employee's spouse or other family relation, but shall not include a passive investment of not more than two percent of the outstanding stock of a company whose shares are then being regularly traded in open-market brokerage transactions (either on a stock exchange or over-the-counter).

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          (g) In the event that a court of competent jurisdiction finally determines that any provision of this section is unenforceable, the Company and the Employee agree that such court shall have jurisdiction to reform this agreement and such provision so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination.

     (S)12.  General.  This document contains the entire agreement between the
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parties and supersedes any prior discussions, negotiations, representations, or agreements between them relating to the employment of the Employee. No additions or other changes to this agreement shall be made or be binding on either party unless made in writing and signed by each party to this agreement. Any notice or other communication required or desired to be given to any party under this agreement shall be in writing and shall be deemed given when either delivered personally to that party or deposited in the United States mail, first-class postage prepaid, addressed to that party at the address set forth below its or his name below. Any party may change the address to which notices and other communications are to be given by giving the other parties notice of such change. All questions concerning the validity, intention, or meaning of this agreement or relating to the rights and obligations of the parties with respect to performance hereunder shall be construed and resolved under the laws of Ohio. If and to the extent that any court of competent jurisdiction determines that it is impossible or violative of any legal prohibition to construe any provision of this agreement consistently with any law, legal prohibition, or public policy and consequently holds that provision to be invalid or prohibited, such holding shall in no way affect the validity of the other provisions of this agreement, which shall remain in full force and effect. No failure by any party to insist upon strict compliance with any term of this agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of any other party shall affect, or constitute a waiver of, the first party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default; nor shall any custom or practice of the parties at variance with any provision of this agreement affect, or constitute a waiver of, any party's right to demand strict compliance with all provisions of this agreement. The captions of the various sections of this agreement are not part of the context of this agreement, but are only labels to assist in locating those sections, and shall be ignored in construing this agreement. This agreement shall be personal to the Employee and no rights or obligations of the Employee under this agreement may be assigned by him.


                                       PINNACLE DATA SYSTEMS, INC.


/s/ John D. Bair                      By /s/ Thomas M. O'Leary
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JOHN D. BAIR                             Thomas M. O'Leary, Chairman of the
                                         Compensation Committee

Address:  3204 Amity Road             Address:  6600 Port Road, Suite 100
          Hilliard, OH 43026                    Groveport, OH 43125

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